SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 1540
SERIES NO.:  32

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                         $ 17,078
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                         $  6,055
         Class C                                         $  2,531
         Class R                                         $    131
         Investor Class                                  $  6,589
         Institutional Class                             $      3

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                        $000.2792
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        $000.1844
         Class C                                        $000.1844
         Class R                                        $000.2479
         Investor Class                                 $000.2792
         Institutional Class                            $000.3411

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                             59,433
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                           27,116
         Class C                                           12,361
         Class R                                              550
         Investor Class                                    21,766
         Institutional Class                                   11

74V.   1 Net asset value per share (to nearest cent)
         Class A                                           $13.26
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                           $13.23
         Class C                                           $13.24
         Class R                                           $13.25
         Investor Class                                    $13.26
         Institutional Class                               $13.25